Exhibit 99.2
November 15, 2010
Jeffrey E. Ganek
Neustar, Inc.
46000 Center Oak Plaza
Sterling, VA 20166

Re:	Status Change
Dear Jeff:
This letter agreement (this “Agreement”) confirms and sets forth the terms of your change of status with Neustar, Inc. (“Neustar”) from a full-time employee and director to an independent contractor consultant (the “Status Change”).
1. Until December 31, 2010, you will remain a full-time employee of Neustar; provided, however, that if Neustar determines that you have incurred a “separation from service” under Section 409A of the Internal Revenue Code of 1986, as amended, prior to December 31, 2010, your employment will end on the date of your separation from service; and provided further that Neustar may terminate your employment at any time for Cause and you may resign for any reason at any time. The date on which your employment terminates pursuant to the preceding sentence is referred to herein as the “Status Change Date.” For purposes of this Agreement, “Cause” shall mean your willful misconduct or fraud in connection with your employment by Neustar or breach of any of the covenants set forth in Paragraphs 9 and 10 of this Agreement.
2. During your full-time employment with Neustar, your duties will include providing advice and assistance on Neustar’s Number Portability Administration Center rebid and other projects commensurate with your former position, as assigned by the Board of Directors or the President and Chief Executive Officer.
3. During your full-time employment with Neustar, Neustar will continue to pay you through our normal payroll practices at a rate of base salary equal to your salary on the date of this Agreement ($600,000 per year). Neustar will also reimburse you for reasonable business expenses incurred in connection with the performance of your duties, in accordance with our usual policies and practices. You may continue to participate in Neustar’s employee benefit plans and programs to the extent you are eligible under such plans and programs.
4. You are entitled to the following benefits provided you comply with the terms of Neustar’s 2010 Key Employee Severance Pay Plan (the “Severance Plan”), as more fully described therein:
a.	250 percent of your base salary ($1,500,000), payable in bi-weekly installments without interest over a period of 18 months through Neustar’s normal payroll practices; provided, however, that the installment payments shall begin on the first payroll date following the six-month anniversary of the Status Change Date. Any installments that are delayed pursuant to the preceding sentence will be paid in a cash lump sum on the first business day following the expiration of the six-month period.

b.	A cash bonus for 2010, based on actual results, payable on the same date bonuses are paid to Neustar executives in 2011 (but in no event later than March 15, 2011). If your employment terminates prior to December 31, 2010, your bonus will be prorated based on the number of days you were employed in 2010. For the avoidance of doubt, you will not be entitled to a bonus (prorated or otherwise) for 2011.
c.	An additional payment equal to (x) $600,000 less (y) the gross amount paid under subparagraph 4.b of this Agreement, payable in a cash lump sum on the same date bonuses are paid to Neustar executives in 2011 (but in no event later than March 15, 2011).

d.	Provided you timely elect COBRA continuation coverage under Neustar’s medical plan and pay the full monthly premiums for such coverage, reimbursement of the full monthly premiums incurred by you (it being understood that such reimbursement will be taxable to you) until the earlier of (i) the expiration of the 18-month period during which your severance benefits are payable, and (ii) the date you qualify for similar coverage under a plan of a subsequent employer.

e.	Payment of, or reimbursement for, up to $60,000 in attorneys’ fees for services provided in connection with the Status Change and this Agreement. Payment will be made to you or your attorneys no later than thirty days after receipt by Neustar of invoices reflecting the fees incurred (but in no event earlier than January 1, 2011); provided that such invoices shall be received in time for payment on or before December 31, 2011 or Neustar’s obligation to pay such invoices is extinguished.
Payment of the amounts set forth in (a) – (e), above, will be made as set forth above subject to your execution (within 21 days following your termination of employment) of a release in the form attached hereto as Exhibit A (the “Release”), and the expiration of the seven-day right of revocation with respect to the Release. Payment will also be subject to your material compliance with the requirements and obligations of Article V of the Severance Plan; provided, however, that you and Neustar agree that for purposes of Section 5.1 of the Severance Plan, “any business competitive with a business undertaken by the Company Group or by the Key Employee at any time during the Key Employee’s employment term” shall have the same meaning as that of “Neustar’s business,” as set forth in Paragraph 9 herein.
5. Concurrent with your entry into this Agreement, you hereby resign as a director of Neustar, effective immediately. You also resign as a director and officer of all Neustar subsidiaries and as a fiduciary of all employee benefit plans of Neustar and its subsidiaries, effective immediately. You agree that you will execute such additional documents as are necessary to effect your resignation.
6. Immediately upon the Status Change Date (except in the event of a termination of your employment for Cause prior to the Status Change Date), subject to your timely execution and non-revocation of the Release, you will become a consultant to Neustar. The terms of your consultancy will be set forth in a separate agreement, to be executed simultaneously with this Agreement, between you and Neustar (the “Consulting Agreement”).
7. The Status Change from employment to consultancy will not constitute a termination of your service with Neustar with respect to awards granted to you under our 1999 Equity Incentive Plan, 2005 Stock Incentive Plan, and 2009 Stock Incentive Plan (the “Stock Plans”). Accordingly, all awards outstanding as of the Status Change Date will continue to vest, be exercisable, or be forfeited in accordance with the terms and conditions of the applicable Stock Plan and award agreement, and you will not be considered to have a termination of service under the Stock Plans until you no longer serve as any of an employee, director or consultant to Neustar. Notwithstanding the foregoing, you hereby agree that the performance share units granted to you on February 23, 2010 will be forfeited and canceled on the Status Change Date without further action by you or Neustar.
8. You hereby acknowledge that, except as set forth in Paragraph 7 herein, the Status Change Date is the termination date of your employment for purposes of participation in and coverage under Neustar’s employee benefit plans and programs (other than the Stock Plans), and that as of the Status Change

Date you will only be entitled to receive from Neustar: (i) any earned but unpaid base salary through the Status Change Date, paid in accordance with our normal payroll practices; (ii) reimbursement for any unreimbursed business expenses properly incurred in accordance with Neustar policy; (iii) payment for any accrued but unused vacation time (PTO) through the Status Change Date in accordance with Neustar policy; (iv) severance benefits in accordance with Paragraph 4 of this Agreement; (v) payment for consulting services in accordance with the Consulting Agreement; and (vi) such vested accrued benefits and other payments as to which you may be entitled under, and in accordance with, Neustar’s employee benefit plans and programs as of the Status Change Date.
9. The Agreement Respecting Noncompetition, Nonsolicitation and Confidentiality, dated May 2, 2008, between you and Neustar (the “Noncompetition Agreement”) will remain in effect in accordance with its terms; provided, however, that the restricted period for purposes of Paragraphs 1 and 2 of the Noncompetition Agreement will continue until June 30, 2013; and provided further that “Neustar’s business” for purposes of Paragraph 1 of the Noncompetition Agreement includes, but is not limited to, numbering; number management; numbering and IP address management; internet domains; web performance and network monitoring; communication registries; registries relating to bar codes, common short codes, media and entertainment services; and infrastructure services relating to mobile data and messaging, to the extent that Neustar is involved in such businesses as of the Status Change Date or has plans to become involved in such businesses within the next two years. You acknowledge that you have complied in all material respects with the Noncompetition Agreement and intend to continue to so comply for the duration of the periods set forth in the Noncompetition Agreement, as modified by this Paragraph 9.
10. You hereby agree to comply with the standstill provisions attached hereto as Exhibit B until June 30, 2013.
11. In the event that you violate Paragraph 9 or 10 of this Agreement, you hereby agree that any unvested equity awards that are outstanding as of the date of such violation will be automatically forfeited and canceled without further action by you, and you will pay to Neustar an amount equal to the sum of (x) the fair market value at the time of vesting of any Neustar restricted stock that vested after the Status Change Date, together with the value of any dividends paid to you with respect to such stock, (y) the fair market value at the time of issuance or delivery of any Neustar stock issued or delivered to you after the Status Change Date in respect of your outstanding performance share units, together with the value of any dividends paid to you with respect to such stock, and (z) any gain realized on an after-tax basis as a result of your exercise of any stock option that vested after the Status Change Date. The provisions of this Paragraph 11 are in addition to, and do not replace, the remedies provided for violation of any detrimental activity provisions set forth in the Severance Plan and your outstanding equity award agreements.
12. Promptly upon execution of this Agreement, Neustar shall issue a press release in the form attached hereto as Exhibit C. As soon as practicable thereafter, Neustar shall take all steps necessary to cause a Form 8-K to be filed, as required by applicable law.
13. Miscellaneous
     a. Entire Agreement. This Agreement, together with the Consulting Agreement and the Noncompetition Agreement, contains the entire understanding and agreement between the parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between you and Neustar with respect thereto.
     b. Section 409A. You and Neustar acknowledge and agree that this Agreement is intended to comply with the applicable requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, or an exemption therefrom. Accordingly, the provisions of Section 3.7 of the Severance Plan are deemed to be incorporated herein by reference and will apply to the payments and benefits paid or payable to you under this Agreement to the same extent such provisions would apply to payments and benefits payable under the Severance Plan.
     c. Withholding. Neustar may withhold from any amounts payable to you hereunder all federal, state, city or other taxes that Neustar may reasonably determine are required to be withheld pursuant to any applicable law or regulation.
     d. Amendment; Waiver. This Agreement may be amended only by an instrument in writing signed by you and Neustar, and any provision hereof may be waived only by an instrument in writing signed by the party against whom or which enforcement of such waiver is sought. The failure of either party at any time to require the performance by the other party of any provision hereof will in no way affect the full right to require such performance at any time thereafter, nor will the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of any succeeding breach of such provision or a waiver of the provision itself or a waiver of any other provision of this Agreement.
     e. Assignment. Neither this Agreement nor any right or obligation hereunder may be assigned by you. As used in the Agreement, “Neustar” will mean both Neustar as defined above and any successor.
     f. Restrictions. You hereby acknowledge and agree that the restrictions contained in Paragraphs 9 and 10 of this Agreement, including the term of the restricted period, the range of activities and the geographic area encompassed in such covenants, are reasonable and necessary in order to protect Neustar in the conduct of its business and the utilization of its assets. You agree that such restrictions will not prevent you from earning a livelihood after the termination of your employment with Neustar.
     g. Stay of Time. In the event that you violate Paragraph 9 or 10 of this Agreement, the running of the time period of the provision so violated will be automatically suspended on the date of such violation and will resume on the date such violation permanently ceases.
     h. Interpretation. If any restriction herein is found by a court of competent jurisdiction to be invalid or unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it will be deemed amended to extend over the maximum period of time, range of activities and/or geographic area to which it may be enforceable.
     i. Severability. All provisions of this Agreement are intended to be severable. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement.
     j. Equitable Remedies. The restrictions contained in Paragraphs 9 and 10 of this Agreement are necessary for the protection of the business and goodwill of Neustar and are considered by you to be reasonable for such purpose. You agree that any breach or threatened breach of Paragraph 9 or 10 is likely to cause Neustar substantial and irreparable damage. Therefore, in the event of any such breach or threatened breach, you agree that Neustar, in addition to such other remedies that may be available, will be entitled to specific performance and other injunctive relief. In addition, you acknowledge that Neustar may, in its sole discretion, notify any future employer or other person or entity with which you have dealings of your obligations under this Agreement.
     k. Governing Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF VIRGINIA, WITHOUT REFERENCE TO ITS PRINCIPLES OF CONFLICTS OF LAW.

     l. Legal Representation. You acknowledge and confirm that you have had the opportunity to seek such legal, financial and other advice and representation as you have deemed appropriate in connection with this Agreement.
     m. Counterparts. This Agreement may be executed in several counterparts (including via facsimile or PDF), each of which will be deemed an original, but all of which will constitute one and the same instrument.
     n. Acceptance of Agreement. You may accept this Agreement by signing it and returning it to Martin Lowen at 46000 Center Oak Plaza, Sterling, VA, 20166.

NEUSTAR, INC.
By:	/s/ Paul S. Lalljie
Name:	Paul S. Lalljie
Title:	Senior Vice President and Chief Financial Officer

ACKNOWLEDGED AND AGREED:
/s/ Jeffrey E. Ganek

Jeffrey E. Ganek

Date:	November 15, 2010

EXHIBIT A
RELEASE OF ALL CLAIMS AND ACKNOWLEDGMENT OF OBLIGATIONS
     This Release of All Claims and Acknowledgment of Obligations (this “Release”) is entered into by and between Jeffrey E. Ganek, on behalf of the persons and entities referred to in the definition of “Employee” as it appears in Section 2 below, and NeuStar, Inc. (the “Company”), on behalf of the persons and entities referred to in the definition of “Released Parties,” as it appears in Section 2 below.
     In consideration of the mutual promises set forth in the Status Change Agreement, dated November 15, 2010, between Employee and the Company (the “Agreement”) and in the NeuStar, Inc. 2010 Key Employee Severance Pay Plan (the “Plan”), which Agreement and Plan are incorporated herein by reference and made a part hereof as though fully set forth herein, as well as any promises set forth in this Release, Employee and the Company agree as follows:
     (1) Post-Termination Benefits. The Company will provide Employee the post-termination benefits to which Employee is entitled under the Agreement as provided therein.
     (2) Employee Release and Waiver of Claims. In consideration of the post-termination benefits described in Section 1 above, which benefits are in addition to what Employee would have been entitled to receive in the absence of this Release, Employee, on behalf of himself and his family, heirs, executors, administrators, legal representatives, beneficiaries and assigns (collectively referred to in this Release as “Employee”), hereby irrevocably, unconditionally and forever releases, acquits and discharges the Company, its affiliates, and their respective past and present officers, directors, shareholders, partners, members, managers, attorneys, representatives, agents and employees, and each of their respective predecessors, successors and assigns (collectively, the “Released Parties”), from any and all debts, obligations, losses, costs, promises, covenants, agreements, contracts, endorsements, bonds, controversies, suits, actions, causes of action, rights, liabilities, judgments, damages, expenses, claims, counterclaims, cross-claims or demands, in law or equity, asserted or unasserted, express or implied, foreseen or unforeseen, known or unknown, suspected or unsuspected, liquidated or unliquidated, of any kind or nature or description whatsoever, that Employee had, may have had, now has, or may hereafter claim to have against any of the Released Parties relating to any event occurring or any act done or omitted to be done, from the beginning of time to the date Employee signs this Agreement, including but not limited to any and all actions, liabilities or other claims for relief or remuneration arising out of, or in any way connected with, Employee’s employment by and/or termination of employment from the Company, and any and all claims of every kind arising under any federal, state or local statutory or common law, including but not limited to Title VII of the Civil Rights Act of 1964, the Virginia Human Rights Act, the federal Family and Medical Leave Act of 1993, the Americans with Disabilities Act of 1990, the Rehabilitation Act of 1973, the Age Discrimination in Employment Act of 1967 (“ADEA”), the Fair Labor Standards Act of 1938, state or federal whistleblower statutes, the Immigration Reform and Control Act, the Occupational Health and Safety Act, the Consumer Credit Protection Act, and any other federal, state or local statutes, and any action arising in tort or contract, except that this Release does not apply to any claim by Employee to enforce rights under this Release, and Employee does not waive claims for vested ERISA benefits and medical insurance claims against carriers on policies in effect. Nothing in this Release shall be construed to prevent Employee from filing a charge with, or participating in an investigation conducted by, the U.S. Equal Employment Opportunity Commission or applicable state agency, to the extent required or permitted by law, or to prevent any challenge by Employee to the waiver and release of any claim under the ADEA, albeit that Employee understands and agrees that Employee shall not be entitled to seek monetary compensation from the filing and/or participation in any such charge. Notwithstanding the foregoing, Employee shall not be deemed to have released (i) claims arising under this Release, (ii) his right to defend any claim made against him by denying the accuracy or veracity of such claim, provided that Employee cannot defend the accuracy or veracity of a claim by asserting any of the following (all of which are hereby waived under this Section 2): any and all debts, obligations, losses, costs, promises, covenants, agreements, contracts, endorsements, bonds, controversies, suits, actions, causes of action, rights to set-off, liabilities, judgments, damages, expenses, claims, counterclaims, cross-claims or demands, in law or equity, asserted or unasserted, express or implied, foreseen or unforeseen, known or unknown, suspected or unsuspected, liquidated or unliquidated, of any kind or nature or description whatsoever that Employee had, may have had, now has, or may hereafter claim to have against any of the Released Parties, (iii) claims to indemnification or advancement of legal fees including, but not limited to, under the Company’s Certificate of Incorporation, Bylaws, or any indemnification agreement between Employee and the Company, (iv) claims to coverage under any director & officer insurance policy, and (v) claims arising after the effective date of this Release.
     (3) Company Representation. The Company hereby represents that it has no current intention of bringing any legal action against the Employee.
     (4) Consideration Period. Employee acknowledges and agrees that Employee has been given a period of at least 21 days to consider this Release. Employee has executed this Release (including the waiver of rights and claims under the ADEA) voluntarily and with full knowledge of all relevant information. Employee has been advised by the Company to consult with an attorney of Employee’s choosing prior to entering into this Release. To the extent Employee has executed this Release prior to the expiration of the consideration period noted above, Employee hereby waives his right to the balance of such period and acknowledges that the waiver of such period is knowing and voluntary and has not been induced by the Company through fraud, misrepresentation, or a threat to withdraw or alter the offer embodied in the Agreement.
     (5) Revocation. Employee acknowledges and agrees that he has a period of seven (7) days following execution of this Release in which to revoke this Release by delivering written notice to the Company. Such revocation must be in the form of a letter personally delivered to the General Counsel of the Company or mailed to the General Counsel at the address set forth in Section 10 below and postmarked within seven calendar days of Employee’s execution of this Release. This Release shall not become effective or enforceable until the later of Employee’s termination date or the expiration of the seven-day revocation period. Employee understands and agrees that should Employee choose to revoke this Release, he will not receive the benefits described in Section 1 above.
     (6) Proceedings. Employee agrees that other than pursuant to a valid subpoena or court order commanding Employee’s attendance or testimony, or other than in accordance with legal requirements to cooperate with an investigation by state or federal authorities, Employee will not cooperate in the pursuit of any claim by other persons against any of the Released Parties (a “Proceeding”), except that nothing herein shall prevent Employee from cooperating with any investigation or inquiry conducted by the Equal Employment Opportunity Commission regarding any employment practice or policy of the Company.
     (7) Remedies. In the event Employee initiates or voluntarily participates in any action, claim or Proceeding (other than as may be permitted by Section 6) against any of the Released Parties with regard to any matter released hereunder, or if Employee fails to abide by any of the terms of this Release, the Company may, in addition to any other remedies it may have, reclaim any amounts paid to Employee under the Agreement or terminate any benefits that are subsequently due under the Agreement, without waiving the Release granted herein. Employee acknowledges and agrees that the remedy at law available to the Company for breach of any of Employee’s obligations under Sections 2 and 6 of this Release would be inadequate and that damages flowing from such a breach may not readily be susceptible to being measured in monetary terms. Accordingly, Employee acknowledges, consents and agrees that, in addition to any other rights or remedies that the Company may have at law, in equity or under this Release, upon adequate proof of Employee’s violation of any such provision of this Release, the Company shall be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach, without the necessity of proof of actual damage. Employee understands that by entering into this Release Employee will be limiting the availability of certain remedies that Employee may have against the Company and limiting also Employee’s ability to pursue certain claims against the Company.

     (8) Severability Clause. In the event any provision or part of this Release is found to be invalid or unenforceable, only that particular provision or part so found, and not the entire Release, will be inoperative.
     (9) Non-Admission. Nothing contained in this Release will be deemed or construed as an admission of wrongdoing or liability on the part of the Employee, the Company or any other Released Party.
     (10) Governing Law. This Release shall be governed by and construed in accordance with federal law and the laws of the State of Delaware applicable to releases made and to be performed in that State, and the parties agree to appear in any federal or State action upon service of process by certified mail, return receipt requested, at the following addresses (as may be updated in writing by the parties):
To Company: NeuStar, Inc. 46000 Center Oak Plaza Sterling, VA 20166 Attention: General Counsel

and

To Employee: At the last address on the records of the Company.
EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE HAS READ THIS RELEASE AND THAT EMPLOYEE FULLY KNOWS, UNDERSTANDS, AND APPRECIATES ITS CONTENTS, AND THAT EMPLOYEE HEREBY EXECUTES THE SAME AND MAKES THIS RELEASE AND RELEASES PROVIDED FOR HEREIN VOLUNTARILY AND OF EMPLOYEE’S OWN FREE WILL. Employee has not relied upon any inducements, promises or representations made by anyone except as expressly set forth herein and in the Agreement. Employee is entering into this Release without any threats, coercion or duress, whether economic or otherwise, having been made to him, and Employee intends to be bound by the terms of this Release.

     IN WITNESS WHEREOF, the parties have executed this RELEASE on the date(s) set forth below.

Signature	Date

Printed Name

NEUSTAR, INC.

Signature	Date

Printed Name

Title

EXHIBIT B
STANDSTILL
Until June 30, 2013, unless specifically authorized in writing in advance by Neustar’s Board of Directors, neither you nor any of your associates or affiliates (as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) will (and you and such persons will not assist, encourage or participate with others to) directly or indirectly:
     a. acquire, announce an intention to acquire, offer, seek or propose to acquire, or agree to acquire, by purchase, gift, tender or exchange offer or otherwise, beneficial or record ownership of more than 0.2 percent (0.002) (attributable to you) of the common stock or other voting securities of Neustar, excluding common stock owned by you as of November 11, 2010 but including rights, warrants, options or other securities convertible into or exchangeable for common stock or other voting securities of Neustar, except as a result of (i) the vesting or exercise of awards granted to you under the Stock Plans prior to the Status Change Date, (ii) a stock split, stock dividend or other pro rata distribution made by Neustar to its stockholders in which you participate solely in your capacity as a stockholder, or (iii) indirect, de minimus ownership of Neustar common stock or other voting securities that may be attributable to you through passive investment;
     b. form, join or in any way participate in a “group” within the meaning of Section 13(d)(3) of the Exchange Act with respect to the common stock or other voting securities of Neustar or otherwise act in concert with any person (other than trustees or participants in Ganek family trusts, JHLA Associates LLC and similar Ganek family-owned entities) in respect of any such securities;
     c. arrange, or in any way participate in (other than through passive investment in entities not controlled by members of the Ganek family), any financing for the purchase by any person of common stock or other voting securities or assets or businesses of Neustar or any of its affiliates;
     d. make, seek to propose or participate in making a proposal to Neustar or any third party (by public announcement, submission to Neustar or a third party or otherwise) in respect of any extraordinary corporate transaction involving Neustar, its voting securities or any of its affiliates, including a merger, reorganization, recapitalization, extraordinary dividend, liquidation, sale or transfer of assets, or acquisition or purchase of assets or capital stock, whether by merger, consolidation, tender or exchange offer or otherwise; provided, however, that you may make confidential proposals to the Chief Executive Officer or the Board of Directors of Neustar with respect to such a transaction so long as such proposals and negotiations related thereto are not made public by you or your associates, affiliates or representatives in violation hereof;
     e. (i) solicit proxies for the voting of any securities of Neustar or otherwise become a “participant,” directly or indirectly, in any “solicitation” of “proxies” to vote, or become a “participant” in any “election contest” involving Neustar or its securities (all terms used herein having the meanings assigned them in Regulation 14A under the Exchange Act), (ii) call or seek to call, directly or indirectly, any special meeting of Neustar stockholders for any reason whatsoever, (iii) seek, request, or take any action to obtain or retain, directly or indirectly, any list of holders of any voting or other securities of Neustar, (iv) seek to advise or influence any person (other than trustees or participants in Ganek family trusts, JHLA Associates LLC and similar family-owned entities or family members) with respect to the voting of any securities of Neustar, (v) engage in any course of conduct with the purpose of causing Neustar stockholders (other than trustees or participants in Ganek family trusts, JHLA Associates LLC and similar family-owned entities or family members) to vote contrary to the recommendation of the Neustar Board of Directors on any matter presented to the Neustar stockholders for their vote or challenging the policies of Neustar, or (vi) otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors, policies or affairs of Neustar (other than in your role as a director or consultant providing confidential advice to management and the Board of Directors);

     f. seek any change in the composition of the Neustar Board of Directors or management (other than your own resignation from the Board of Directors), including any plans or proposals to change the number or term of directors, to remove any director, or to fill any vacancies on the Board of Directors;
     g. seek to change the determination or direction of Neustar’s basic business decisions, present capitalization, dividend policy, charter or bylaws (other than in your role as a director or consultant providing confidential advice to management and the Board of Directors) or take any other actions that could impede the acquisition of control of Neustar by any person, or seek to change Neustar’s business or corporate structure or otherwise take any action inconsistent with your role as a director or consultant and your ownership of Neustar common stock “solely for the purpose of investment”;
     h. make a request (by submission to Neustar, public announcement or otherwise) in any form that the prohibitions set forth in this Exhibit B be waived or that Neustar take any action that would permit you or your associates or affiliates to take any of the actions prohibited by this Exhibit B, or otherwise seek in any fashion an amendment or modification of this Exhibit B; or
     i. initiate, solicit, assist, facilitate, finance (other than through passive investment in entities not controlled by members of the Ganek family), encourage or otherwise participate (other than through passive investment in entities not controlled by members of the Ganek family) in the taking of any of the foregoing actions (i) by any other person or (ii) in respect of any successor to Neustar or to a substantial portion of its operations, assets or businesses, or enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing actions.

EXHIBIT C
PRESS RELEASE
Neustar Completes Leadership Transition
James G. Cullen Elected Chairman of the Board, CEO Lisa Hook Named to the Board;
Founder and Chairman Jeff Ganek Steps Down from the Board, Will Continue as an Advisor to the Board
Sterling, VA, November 15, 2010 — Neustar (NYSE-NSR) today announced that its Board of Directors has completed the company’s leadership transition process by electing James G. Cullen as Chairman, as well as electing CEO Lisa Hook to fill the Board seat vacated by Neustar’s Chairman Jeff Ganek, who founded Neustar in 1996.
Mr. Cullen has served as a director of Neustar since 2005, and been lead director of the company since 2006. He retired in 2000 as President and Chief Operating Officer of Bell Atlantic Corporation (now Verizon), a position he had held since 1993. Mr. Cullen is also a director, audit committee member and chairman of the compensation committee of Prudential Financial, Inc., non-executive Chairman of the Board of Agilent Technologies, Inc. and a director and chairman of the audit committee of Johnson & Johnson.
Ms. Hook was elected CEO of Neustar effective October 15, 2010, following a succession plan by which Mr. Ganek retained his position as Chairman of the Board. With Mr. Ganek’s departure from the Board, Mr. Cullen’s election as Chairman, and Ms. Hook’s election to the Board, the leadership transition plan for Neustar is completed. Mr. Ganek will continue to serve the company he founded as an advisor to the Board.
Neustar CEO Lisa Hook said, “I’m delighted to work with Jim Cullen as Chairman of the Board, as the company will benefit tremendously from his wisdom and leadership. Neustar’s business is strong, the company’s growth prospects are excellent, and with our leadership transition completed, we can move into the next phase of delivering value to our customers and shareholders. I’m also truly pleased that we will be able to call on Jeff Ganek as an advisor to the Board. His knowledge of the company and the industry we serve is unparalleled.”
Neustar is the world’s leading addressing and policy management company, operating authoritative databases for telephone numbers and area codes for the United States and Canada; DNS solutions that direct and manage traffic on the Internet; directories for Internet domains as well as Common Short Codes used to facilitate text messaging; and is building the entertainment industry’s digital content locker.